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Exhibit 23.2 Consent of Shapiro, Bress & Guidice


               CONSENT OF INDEPENDENT ACCOUNTANTS



          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 1996 appearing on Page F-1 of KBF Pollution Management, Inc.'s Annual Report on Form 10-K for the fiscal years ended December 31,1994 and December 31, 1995.


Shapiro Bress & Guidice, P.C.


Shapiro Bress & Guidice, P.C.
Jericho, New York 11753
November 17, 1998